LIMITED POWER OF ATTORNEY
                                Executive Officer


     I, William R. Blessing, the undersigned, effective as of the date written below, do hereby constitute and appoint each officer of Sprint Corporation ("Sprint"), properly elected and serving in the capacity of General Counsel, Secretary, or Assistant Secretary of Sprint or acting as a General or Senior Attorney in the office of the Secretary at Sprint, signing singly, my true and lawful attorneys-in-fact, solely for the purpose of preparing and executing Forms 3, 4 and 5 for and on my behalf and filing such forms with the Securities and Exchange Commission and the New York Stock Exchange in compliance with Section 16 of the Securities Exchange Act of 1934 and rules promulgated thereunder in connection with transactions in securities or derivative securities of Sprint. The term of this appointment shall expire on the date one year plus 45 days after my status as an executive officer, director, or 10% shareholder of Sprint ceases unless earlier expressly revoked by me.

     I acknowledge that my appointment of these attorneys-in-fact does not eliminate my responsibility to comply with Section 16 of the Securities Exchange Act of 1934.

     IN WITNESS WHEREOF, I have signed this Limited Power of Attorney as of the 26th day of August, 2003.





                                 WILLIAM R. BLESSING

STATE OF KANSAS

COUNTY OF JOHNSON

Subscribed and sworn to before me, a Notary Public, this 26 day of August, 2003.

TERESA E. ELLINGTON

Notary Public

My Commission Expires:

March 1, 2006